Exhibit 3.2

As Amended by the Board of Directors
through October 27, 1997


                          BYLAWS OF
               RIGHTCHOICE MANAGED CARE, INC.



                                             Page

Article   I    Offices and Records                1

Article   II   Shareholders                       1

Article   III  Board of Directors                 6

Article   IV   Officers                           13

Article   V    Indemnification                    17

Article   VI   Stock                              21

Article   VII  Corporate Finance                  23

Article   VIII General Provisions                 24


               ARTICLE I - OFFICES AND RECORDS

1.1 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be as stated in the Articles of Incorporation or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

1.2 Corporate Offices. The Corporation may have such corporate offices anywhere within or without the State of Missouri as the Board of Directors from time to time may determine or the business of the Corporation may require.

1.3 Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its shareholders and Board of Directors (and any committee having the authority of the Board) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively. the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.

1.4 Inspection of Records. A shareholder may, upon written demand, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate such shareholder's right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall such shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any shareholder's inspection of the records of the Corporation may require the shareholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising our of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

                  ARTICLE II - SHAREHOLDERS

2.1 Place of Meetings. All meetings of the shareholders shall be held at the offices of the Corporation in the State of Missouri, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, either within or without the State of Missouri, as the Board shall have determined, and as shall be stated in such notice. Unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote at such meeting.

2.2 Annual Meetings. An annual meeting of the shareholders of the Corporation for the election of directors shall be held on the second Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the shareholders entitled to vote thereon shall elect directors to serve until expiration of their respective term of office as specified in Section 3 of
Article VI of the Articles of Incorporation and until their respective successors are duly elected and qualified, or until their respective earlier resignation, removal or death, and shall transact such other business as may properly come before the meeting as provided in Bylaw 3.4.

2.3  Special Meetings.

     (a) Special meetings of the shareholders may be held for any purpose or purposes specified in the Corporation's notice of meeting, unless otherwise prescribed by statute or by the Articles of Incorporation. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation's notice of meeting and therefore, no shareholder may submit a proposal for consideration at a special meeting of shareholders, except as may be permitted by the last sentence of section
(f) of Bylaw 3.4; provided, however, that if the special meeting is called for the purpose of electing directors, a shareholder may nominate a candidate or candidates, subject to compliance with the provisions of section (c) of Bylaw
3.4. Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution approved by a majority of the whole Board.

     (b) The "call" and the "notice" of any special meeting of the shareholders shall be deemed to be synonymous.

2.4  Notice; Waiver of Notice.

     (a) Written or printed notice of each meeting of the shareholders whether annual or special , stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote at such meeting, as determined in accordance with Bylaw 2.8, not less than ten (10) days or more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

     (b) Any notice to a shareholder of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

     (c) Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a written waiver thereof, signed by the shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     (d) To the extent provided by law, attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

2.5 Presiding Officials. Every meeting of the shareholders, for whatever purpose, shall be convened by the President, the Secretary or the officer or any of the persons who called the meeting. The meeting shall be presided over by the officers specified in Bylaws 4.7, 4.8 and 4.9; provided, however, that the shareholders at any meeting, upon the affirmative vote of the holders of a majority of the represented shares (as defined in subsection 2.B(v) of Article IV of the Articles of Incorporation) of the Corporation's capital stock entitled to vote at such meeting, may select any persons of their choosing to act as chairman and secretary of such meeting or any session thereof.

2.6 Quorum; Adjournment. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the constitution of a quorum at any meeting of the shareholders shall require (i) a majority of the outstanding shares (as defined in subsection 2.B(v) of Article IV of the Articles of Incorporation) of the Corporation's capital stock entitled to vote at such meeting, represented in person or by proxy, and (ii) a majority of the outstanding shares of each of Class A Common Stock and Class B Common Stock entitled to vote at such meeting, represented in person or by proxy; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote (as defined in subsection 2.B(v) of Article IV of the Articles of Incorporation), shall have the right successively to adjourn the meeting, without notice to any shareholder not present at the meeting, to a specified date no later than 90 days after such adjournment. In all matters, every decision of a majority of the outstanding shares (as defined in subsection 2.B(v) of Article IV of the Articles Of Incorporation) then entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by the Articles of Incorporation or by these Bylaws; provided. however, that if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority (or such higher proportion as may be required by law) of the shares of each such class must be voted affirmatively to approve any matter requiring such separate class vote. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

2.7 Proxies. At any meeting of the shareholders every shareholder having the right to vote be entitled to vote in person or by proxy executed in writing by such shareholder or by such shareholder's duly authorized attorney in fact.
No proxy shall be valid after 11 months the date of its execution, unless otherwise provided in the proxy.

2.8  Voting.

     (a) Each shareholder shall have the number of votes provided in the Articles of Incorporation for each share of stock entitled to vote under the provisions of the Articles of Incorporation and registered in such shareholder's name on the books of the Corporation.

     (b) Unless otherwise provided in the Articles of Incorporation, cumulative voting is not permitted with respect to the election of directors and, thus, no shareholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the shareholder in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

     (c) No person shall be admitted to vote on any shares of the Corporation belonging or hypothecated to the Corporation.

     (d) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy
(70) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     (e) If the Board of Directors does not close the transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders in accordance with section (d) of Bylaw 2.8, only those persons who are shareholders of record at the close of business on the 20th day preceding the date of such meeting shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the shareholders of record at the time such meeting is convened, only those persons who are shareholders of record at the time such meeting is convened shall be entitled to vote at such meeting. and any adjournment thereof.

2.9  Registered Shareholders. As contemplated by the
Articles of Incorporation, the term "shareholder" as used in these Bylaws means a registered holder of shares of the Corporation;
provided, however, that if permitted by law:

     (a)  shares standing in the name of another
corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

     (b) shares standing in the name of a deceased person may be voted by such person's personal representative, either in person or by proxy;

     (c) shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by such conservator or trustee without a transfer of such shares into the name of such conservator or trustee;

     (d) shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

     (e) a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.10     Shareholders' Lists.

     (a) A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares of each class owned of record by each shareholder of record as of the date determined pursuant to section (d) or (e) of Bylaw 2.8, as the case may be, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at the registered office of the Corporation in the State of Missouri and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

     (b) Failure to comply with this Bylaw 2.10 shall not affect the validity of any action taken at any such meeting.

2.11 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting of shareholders may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures. whether adopted by the Board or prescribed by the chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; and (v) limitation on the time allotted to questions or comments by participants. Unless otherwise determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure. Notwithstanding the foregoing, the person presiding over a meeting of the shareholders shall appoint not less than two persons, who are not directors, as inspectors to receive and canvass the votes given at such meeting and to certify the result(s) to such presiding person.

2.12 Consent of Shareholders in Lieu of Meeting. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

              ARTICLE III - BOARD OF DIRECTORS

3.1 Number. The number of directors to constitute the Board of Directors shall be not less than seven or more than twelve. The Board of Directors shall have the power to fix or change the number of directors, within the minimum and maximum range, by resolution adopted by a majority of the whole Board of Directors.

3.2 Powers of the Board. The property and business of the Corporation shall be controlled and managed by the directors, acting as a Board of Directors. The Board shall have and is vested with all powers and authority, except as may be expressly limited by law, the Articles of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and on behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes. As used in these Bylaws, the terms "whole Board" and "whole Board of Directors" shall be exclusively defined by, and limited to the meaning provided in, Section 2 of Article VI of the Articles of Incorporation.

3.3 Classes. The Board of Directors shall be divided into three classes, in accordance with the provisions of the Articles of Incorporation.

3.4  Nomination of Directors and Presentation of Business at
Shareholder Meetings.

     (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder who was a shareholder of record at the time of the giving of notice provided for in this Bylaw 3.4, who is entitled to vote thereof at the meeting and who complied with the notice procedures set forth in this Bylaw 3.4.

     (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of section (a) of this Bylaw 3.4, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive officers of the Corporation not less than sixty (60) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that notices for nominations may be delivered to the Secretary not less than thirty (30) days prior to such anniversary; and provided, further that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day (in the case of nominations, the 30th day) prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) the name and address of such shareholder as it appears on the Corporation's books, and of the beneficial owner (as such term is defined in 17 C.F.R. 240.l3d-3 ("Rule 13d-3") under the Securities Exchange Act of 1934 ("Exchange Act")), if any, on whose behalf the nomination is made; (iv) the class and number of shares of the Corporation which are owned beneficially (as such term is defined in Rule I 3d- 3 under the Exchange Act) and of record by the nominating shareholder and each nominee proposed by such shareholder:
(v) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the shareholder;
(vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to 17 C.F.R. 240.14a-l et seq. ("Regulation 14A") as then in effect under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. As to any other business that the shareholder proposes to bring before the meeting, a shareholder's notice to the Secretary shall set forth as to each matter: (i) a brief description of the business desired to be brought before the annual meeting: (ii) a representation that such shareholder is a holder of record of stock entitled to vote on the business proposed by such shareholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (iii) the name and address of the shareholder proposing such business, as it appears on the Corporation's books. and of the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act). if any. on whose behalf the business is proposed; (iv) the class and number of shares of the Corporation which are owned beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) and of record by the shareholder;
(v) the reason for conducting such business at the meeting and any material interest of the shareholder or such beneficial owner in such business; and (vi) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A as then in effect under the Exchange Act had proxies been solicited by the Board with respect thereto. Notwithstanding anything in this section
(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least forty (40) days prior to the first anniversary of the preceding year's annual meeting. a shareholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (c) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders with regard to which the Board has determined that directors are to be elected (pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board, or (iii) by any shareholder who is a shareholder of record at the time of the giving of notice provided for in this Bylaw 3.4, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in the last sentence of this section (c). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice setting forth the information required by section (b) of this Bylaw 3.4 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 30th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     (d) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 3.4 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set for in this Bylaw 3.4. The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw 3.4 and, if any proposed nomination or business is not in compliance with this Bylaw 3.4, to declare that such defective nominations or proposal shall be disregarded.

     (e)  For purposes of this Bylaw 3.4, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange
Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     (f) Notwithstanding the foregoing provisions of this Bylaw 3.4, (i) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock; and (ii) a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with the respect to the matters set forth in this Bylaw 3.4. To the extent this Bylaw 3.4 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of shareholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to 17 C.F.R. 240.14a-8 ("Rule 14 a-8") under the Exchange Act, such rule shall prevail.

3.5 Meetings of the Newly Elected Board. The members of each newly elected Board of Directors (i) shall meet at such time and place, either within or without the State of Missouri, as shall be provided for by resolution of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so provided for by resolution of the shareholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the shareholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors.

Each director of the Corporation, upon such director's election, shall qualify by accepting the office of director, and such director's attendance at, or written approval of the minutes of, any meeting of the Board subsequent to such director's election shall constitute such director's acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

3.6  Notice of Meeting; Waiver of Notice.

     (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the whole Board. Any business may be transacted at a regular meeting.

     (b) Special Meetings.

          (i)  Except as otherwise required by law and
     subject to the rights of the holders of Preferred Stock or any series thereof, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Board pursuant to a resolution approved by a majority of the whole Board and shall be called by the Secretary on the written request of any of the foregoing. The place may be within or without the State of Missouri as designated in the notice.

          (ii) Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to such director personally or sent to such director by telegram at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at such director's residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any person having authority to call the meeting.

          (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     (c) Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

3.7 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

3.8 Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board or of the committee as the case may be.

3.9 Quorum. At all meetings of the Board of Directors, a majority of the whole Board shall, unless a greater number as to any particular matter is required by law, the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

3.10 Vacancies and Newly Created Directorships. Except for directorships created pursuant to Article IV of the Articles of Incorporation relating to the rights of holders of Preferred Stock, or any series thereof, and except for vacancies in such directorships, and unless otherwise provided by law, the Articles of Incorporation or these Bylaws, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their respective successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent directors.

3.11 Committees.

     (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate two or more directors of the Corporation to constitute one or more committees (including, without limitation, an executive committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

     (b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

3.12 Audit Committee. The Board of Directors at the annual or any regular or special meeting of the directors shall , by resolution adopted by a majority of the whole Board, designate and elect two or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the committee.
Vacancies in the committee may be filled by the Board at any meeting thereof. Each member of the committee shall hold office until such committee member's successor has been duly elected and qualified, or until such committee member's resignation or removal from the Audit Committee by the Board, or until such committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board. The compensation, if any, of members of the committee shall be established by resolution of the Board.

The Audit Committee shall be responsible for: recommending to the Board the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements; audit results and reports and the recommendation made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

All actions of the Audit Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee (or if there shall be only one other member, then at the call of that member). A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members. then they must act unanimously) shall constitute the act of the Audit Committee.

3.13 Compensation Committee. The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board, designate and elect two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion, in any of the compensation plans administered by the Compensation Committee. Vacancies in the committee may be filled by the Board at any meeting. Each member of the committee shall hold office until such committee member's successor has been duly elected and qualified, or until such committee member's resignation or removal from the Compensation Committee by the Board, or until such committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board.

The Compensation Committee shall, from time to time, recommend to the Board the compensation and benefits of the executive officers of the Corporation. The Compensation
Committee shall have the power and authority vested in the Board by any benefit plan of the Corporation. The
Compensation Committee shall also make recommendations to the Board with regard to the compensation of the Board and its committees, with the exception of the Compensation
Committee.

All actions of the Compensation Committee shall be reported to the Board at the next meeting of the Board. The minute books or the Compensation Committee shall at all times be open to the inspection of any director

The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee.

3.14 Alternate Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum. may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

3.15 Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures, fix the time and place; of its meetings and specify what notice of meetings, if any, shall be given.

3.16 Limitation of Committee Powers. Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board with respect to (i) amending the Articles of Incorporation,
(ii) approving or recommending to shareholders any type or form of Business Combination (as defined in Section 351.459 of The General and Business Corporation Law of Missouri as in effect on January 1,1994), (iii) approving or recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws, (v) declaring a dividend or making any other distribution to the shareholders, (vi) authorizing the issuance of stock otherwise than pursuant to (he grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, or
(viii) appointing any member of any committee of the Board.

3.17 Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. Also, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.18 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

3.19 Removal of Directors. Directors may be removed only in the manner provided in the Articles of Incorporation.

                    ARTICLE IV - OFFICERS

4.1  Designations.

     (a) The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board shall elect a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary at its first meeting after each annual meeting of the shareholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

     (b) The Chairman and the Vice Chairman of the Board of Directors shall be chosen from among the Board, but the other officers of the Corporation need not be members of the Board. Any two or more offices may be held by the same person.

     (c) An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board may also require such person's written acceptance and promise faithfully to discharge the duties of such office.

4.2 Term of Office. Each officer of the Corporation shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such person's election or appointment, or until such person's resignation, removal by the Board or death, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person's election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person's election or appointment.

4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as the Board shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharge.

4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased and decreased by the Board, but until action is taken with respect thereof by the Board, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board to do so.

4.6  Delegation of Authority to Hire, Discharge and
Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employees of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

4.7 Chairman of the Board. If a Chairman of the Board of Directors is elected, such Chairman of the Board shall, except as otherwise provided for in Bylaw 2.5, preside at all meetings of the shareholders and directors at which such Chairman of the Board may be present and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws. The Board may delegate such other powers, responsibilities and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authority otherwise conferred upon the President of the Corporation under Bylaw 4.8, or the Board may from time to time divide the duties, powers, responsibilities and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, notice thereof shall be given to the extent and in the manner as may be required by law.

4.8  President.

     (a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authority of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and such President shall carry into effect all directions and resolutions of the Board. Except as otherwise provided for in Bylaw 2.5, the President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the shareholders and the Board.

     (b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation, may cause the seal to be affixed thereof, and may execute all other instruments, for and in the name of the Corporation.

     (c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

     (d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

     (e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     (f) If a Chairman of the Board of Directors is elected and designated as the chief executive officer of the Corporation, as provided in Bylaw 4.7, the President shall perform such duties and have such powers, responsibilities and authority as may be specifically delegated to the President by the Board or are conferred by law exclusively upon the President and, in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

4.9 Executive Vice Presidents and Vice Presidents. In the absence or disability of the President or in the event of the President's inability or refusal to act, any Executive Vice President or Vice President may perform the duties and exercise the powers of the President, until the Board of Directors otherwise provides. Executive Vice Presidents and Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

4.10 Secretary and Assistant Secretaries.

     (a) The Secretary shall attend all meetings of the Board of Directors and, except as otherwise provided for in Bylaw 2.5, all meetings of the shareholders. The Secretary shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

     (b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Missouri, or elsewhere, are so maintained.

     (c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal of the Corporation to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by the Secretary's signature.

     (d) The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the secretary shall be.

     (e) In the absence or disability of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

4.11 Treasurer and Assistant Treasurers.

     (a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

     (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all transactions as treasurer and of those under the Treasurer's jurisdiction, and of the financial condition of the Corporation.

     (c) The Treasurer shall have the general duties, powers, responsibilities and authority of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

     (d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control which belong to the Corporation.

     (e) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

4.12 Duties of Officers May Be Delegated. If any officer of the Corporation is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authority of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board concurs.

                 ARTICLE V - INDEMNIFICATION

5.1 Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving in an Indemnifiable Capacity against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Bylaw 5.4, which approval shall not be unreasonably withheld or delayed), attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation or as otherwise provided in Bylaw 5.4. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

5.2 Indemnification In Derivative Action. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was serving in an Indemnifiable Capacity against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Bylaw 5.4, which approval shall not be unreasonably withheld or delayed) and all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification under this Bylaw 5.2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which the action, suit or proceeding is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of such case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

5.3 Indemnification for Success on the Merits or Otherwise. Notwithstanding the other provisions of this Article V, to the extent that a person who is or was serving in an Indemnifiable Capacity has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Bylaw 5.1 or 5.2 (including, without limitation, the dismissal of any such action, suit or proceeding without prejudice or, with the prior approval of the Corporation in accordance with Bylaw 5.4, the settlement of such action, suit or proceeding without admission of fault or liability), or in defense of any claim, issue or matter therein, such person shall be indemnified against any amounts which may be approved by the Corporation to be paid in settlement of any such action, suit or proceeding and against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

5.4 Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Bylaw
5.1 or 5.2, unless ordered by a court and except as otherwise provided by Bylaw 5.3, the Corporation shall determine that such indemnification is proper in the circumstances because such person has met the specified standard of conduct entitling such person to indemnification as set forth under Bylaw 5.1 or 5.2. Any determination that a person shall or shall not be indemnified under the provisions of Bylaw 5.1 or 5.2 shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person to be indemnified hereunder, such person shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. For the purposes of such court action, an adverse determination as to the eligibility of a person for indemnification made pursuant to any of clauses (i), (ii) or
(iii) of this Bylaw 5.4 shall not constitute a defense to such action nor create a presumption regarding such persons eligibility for indemnification hereunder. If such court action is successful and the person is determined to be entitled to such indemnification, such person shall be reimbursed by the Corporation for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

5.5 Advancement of Expenses. Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation. In no event shall any advance be made in instances where it is reasonably determined that such person would not be entitled to indemnification hereunder or that such person deliberately breached such person's duty to the Corporation or its shareholder (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, and such determination shall be final and binding upon the Corporation.

5.6 Non-Exclusivity. The indemnification and the advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, these Bylaws or any agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to serve in an Indemnifiable Capacity and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.7 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary: (i) the Corporation shall not be obligated to indemnify any person serving in an indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article V (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and (B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

5.8 Vesting of Rights. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for contractual condition of such person's serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

5.9 Definitions. For purposes of this Article V, references to:

     (a) "the Corporation" shall, if and only if the Board of Directors so determines, include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify a person who serves in an Indemnifiable Capacity so that any person who is or was serving in an Indemnifiable Capacity as to a constituent corporation shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity;

          (b) "Other Enterprise" or "Other Enterprises" shall include, without limitation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise;

          (c)  "fines" shall include any excise taxes
assessed against a person with respect to an employee benefit plan;

          (d) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

          (e) "serving at the request of the Corporation" shall include any service by a person in an Indemnifiable Capacity which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V; and

          (f)  "Indemnifiable Capacity" shall include
service by a person as a director or officer of the Corporation or, at the Corporation's request, service by a person as a director, officer, trustee or in any other comparable position of an Other Enterprise.

For the purpose of this Article V, unless the persons described by Bylaw 5.4 making a determination as to indemnification shall determine otherwise, any director or officer of the Corporation who shall serve as a director, officer, trustee or in any other comparable position of an Other Enterprise of which the Corporation, directly or indirectly, is a shareholder or creditor or in which the Corporation is in any way interested, shall be presumed to be serving as such at the request of the Corporation. In all other instances where any person shall serve as a director, officer, trustee or in any other comparable position of an Other Enterprise, if it is not otherwise established that such person is or was serving at the request of the Corporation, the persons described by Bylaw 5.4 making a determination as to indemnification shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

5.10 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever. the remaining provisions of this
Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                     ARTICLE VI - STOCK

6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part or any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

6.2 Certificates Representing Shares of Stock. The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name or the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.3 Transfers of Shares - Transfer Agent - Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such shareholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

6.4 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of the shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

6.5 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board it is proper to do so.

6.6 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Missouri, the Articles of Incorporation or these Bylaws.

               ARTICLE VII - CORPORATE FINANCE

7.1 Fixing of Capital - Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

          (a) determining what part of the consideration received for shares of the Corporation shall be stated capital;

          (b)  increasing or decreasing stated capital;

          (c)  transferring surplus to stated capital;

          (d)  transferring stated capital to surplus;

          (e) determining the consideration to be received by the Corporation for its shares; and

          (f)  determining all similar or related matters;

provided, however, that any concurrent action or consent by or of the Corporation and its shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

7.2  Dividends.

          (a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation and any applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property or shares of the Corporations stock.

          (b)  Liquidating dividends or dividends
representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

          (c) A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation's officials as to the value and amount of the assets, liabilities and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

7.3 Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing dividends, repairing or maintaining any property of the Corporation or any other purpose deemed by the Board to be conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

              ARTICLE VIII - GENERAL PROVISIONS

8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board.

8.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words:
"Corporate Seal - Missouri." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. As provided in section
(c) of Bylaw 4.10, the Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal and, when so affixed, to attest the seal by such officer's signature.

8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board. Notwithstanding the foregoing, the Board may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.

8.4  Contracts with Officers or Directors or Their
Affiliates.

     (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction, or solely because such persons or their votes are counted for such purpose, if:

          (i)  The material facts as to such person's
     relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee and the Board or such committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (ii)  The material facts as to such person's
     relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders: or

          (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

8.5 Amendments. Except as may be specified in Article V of these Bylaws, these Bylaws may from time to time be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation or by law.

8.6 Issuing Public Corporation; Control Share Acquisitions. Unless the Articles of Incorporation otherwise provide, this Corporation is an "issuing public corporation" for purposes of Section 351.015 of The General and Business Corporation Law of Missouri and any "control share acquisition," as defined in Section 351.015 of The General and Business Corporation Law of Missouri, of the shares of this Corporation must be made in the manner provided by Section
351.407 of The General and Business Corporation Law of Missouri and other applicable laws.